EXHIBIT 1.1
TIME WARNER CABLE INC.
Underwriting Agreement
7.500% Notes Due 2014
8.250% Notes Due 2019
March 23, 2009
New York, New York
To the Representatives
named in Schedule I
hereto of the Underwriters
named in Schedule II hereto
Ladies and Gentlemen:
          Time Warner Cable Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the respective principal amounts of its 7.500% Notes due 2014 and 8.250% Notes due 2019 identified in Schedule I hereto (collectively, the “Debt Securities”), to be issued under the indenture (as from time to time amended or supplemented, the “Indenture”), dated as of April 9, 2007, among the Company, TW NY Cable Holding Inc., a Delaware corporation (“TW NY”), Time Warner Entertainment Company, L.P., a Delaware limited partnership (“TWE” and, together with TW NY, the “Guarantors”) and The Bank of New York Mellon, as trustee (the “Trustee”), providing for the issuance of debt securities in one or more series, all of which will be entitled to the benefit of the Guarantees referred to below. Each of TW NY and TWE is a subsidiary of the Company. Pursuant to the Indenture, each of TW NY and TWE, as primary obligor and not merely as surety, has agreed to fully, irrevocably and unconditionally guarantee (together, the “Guarantees” and, together with the Debt Securities, the “Securities”), to each holder of Debt Securities and to the Trustee, (i) the full and punctual payment of principal of and interest on the Debt Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the Debt Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Debt Securities. If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representatives”, as used herein, shall each be deemed to refer to such firm or firms.
          All references in this Agreement to the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed as of the relevant time and date to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3; all references in this Agreement to financial statements and schedules and other information that is “contained”, “included”,

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“stated” or “set forth” in the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are or are deemed to be incorporated by reference from time to time in the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to mean and include any document filed under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, that is or is deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 19 hereof.
          1. Representations and Warranties. Each of the Company, TW NY and TWE represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.
     (a) The Company and the Guarantors meet the requirements for the use of Form S-3 under the Act, and have filed with the Commission an automatic shelf registration statement as defined in Rule 405 (the file number of which is set forth in Schedule I hereto) on Form S-3, including a base prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing not more than three years prior to the Execution Time. No stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Act objecting to use of the automatic shelf registration statement form. The Company and the Guarantors may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Final Prospectuses, each of which has previously been furnished to you. The Company and the Guarantors will file with the Commission the Final Prospectus relating to the Securities in accordance with Rule 424(b). As filed, such Final Prospectus shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Final Prospectus) as the Company and the Guarantors have advised you, prior to the Execution Time, will be included or made therein.

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     (b) On the Effective Date and the Execution Time, the Registration Statement did, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b), and on the Closing Date (as defined herein), the Final Prospectus (and any amendment or supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act, the Trust Indenture Act and the respective rules thereunder; on the Effective Date and the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the requirements of the Trust Indenture Act; and as of its date and as of the Closing Date, the Final Prospectus (together with any amendment or supplement thereto as of such respective dates) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantors make no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company or any Guarantor by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof.
     (c) The Disclosure Package, at the Applicable Time, does not, or will not, as the case may be, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof.
     (d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated reports filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163

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and (iv) at the Execution Time, the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.
     (e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of the Rule 164(h)(2)) of the Securities and (ii) at the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking into account any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
     (f) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 4(b) hereto do not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof.
     (g) Each of the Company, TW NY and TWE is validly existing as a corporation or limited partnership, as the case may be, in good standing under the laws of the State of Delaware, with full corporate or partnership power and authority, as the case may be, under such laws to own its properties and conduct its business as described in the Disclosure Package and the Final Prospectus and any amendment or supplement thereto, and to enter into and perform its obligations under this Agreement; and each of the Company, TW NY and TWE is duly qualified to transact business as a foreign corporation or limited partnership, as the case may be, and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise (a “Material Adverse Effect”).
     (h) Each of the Company’s significant subsidiaries, as such term is defined in Rule 1-02(w) of Regulation S-X under the Act, is validly existing and in good standing under the laws of the jurisdiction of its formation or organization, with full power and authority under such laws to own its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to transact business as a foreign corporation, limited liability company or partnership and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business

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of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect.
     (i) The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Final Prospectus, and any amendment or supplement thereto; and except as disclosed in the Disclosure Package, all of the outstanding capital stock or partnership interests of the Guarantors, as applicable, is owned, directly or indirectly, by the Company, free and clear of all liens, encumbrances, equities or claims.
     (j) Except as disclosed in the Disclosure Package and the Final Prospectus, there is no pending or, to our best knowledge, threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or any of their properties that would (i) materially and adversely affect the ability of the Company or any Guarantor, as appropriate, to perform its obligations under this Agreement, the Indenture or the Securities or (ii) would have a Material Adverse Effect.
     (k) This Agreement has been duly authorized, executed and delivered by each of the Company, TW NY and TWE.
     (l) Neither the Company nor any Guarantor is in violation or default of (i) any provision of its charter, bylaws, limited partnership agreement or other organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other material agreement to which it is a party, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Guarantor or any of its properties, as applicable, except in the case of clauses (ii) or (iii), for such violations or defaults that would not have a material adverse effect on the performance by the Company of this Agreement or a Material Adverse Effect.
     (m) No consent, approval, authorization or order of any court or governmental agency or body is required for the authorization, issuance, sale and delivery of the Securities by the Company and the Guarantors or the consummation of the transactions contemplated by this Agreement, except such as have been or will be obtained under the Act, the Exchange Act, the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.
     (n) The execution, delivery and performance of this Agreement and the Indenture by the Company, TW NY and TWE, the issuance, sale and delivery of Debt Securities by the Company, the issuance and delivery of their respective

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Guarantees by TW NY and TWE, and the consummation by the Company, TW NY and TWE of the transactions contemplated in this Agreement, the Indenture, the Disclosure Package and the Final Prospectus and compliance by the Company, TW NY and TWE with the terms of this Agreement, the Indenture or the Securities (i) do not and will not result in any violation of the Certificate of Incorporation, as amended, or By-laws, as amended, of the Company or TW NY or the certificate of limited partnership, as amended, or limited partnership agreement, as amended, of TWE, and (ii) do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or of any Guarantor under (x) any indenture, mortgage or loan agreement, or any other agreement or instrument, to which the Company or any Guarantor is a party or by which any of them may be bound or to which any of their properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), (y) any existing applicable law, rule or regulation (except for such conflicts, breaches, liens, charges or encumbrances that would not have a Material Adverse Effect, and other than the securities or blue sky laws of any jurisdictions), or (z) any judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over the Company or any Guarantor or any of their respective properties (except for such conflicts, breaches, liens, charges or encumbrances that would not have a Material Adverse Effect).
     (o) The documents incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, and any amendment or supplement thereto, as of the dates they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act; and any documents filed with the Commission subsequent to the Execution Time and prior to the completion or termination of the offering of the Securities that are deemed to be incorporated by reference into the Registration Statement, the Disclosure Package and the Final Prospectus, will, when they are filed with the Commission, comply as to form in all material respects with the requirements of the Exchange Act.
     (p) The Securities and the Indenture will conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus and any amendment or supplement thereto; if any of the Securities are to be listed on any stock exchange or inter-dealer quotation system, authorization therefor has been given, subject to official notice of issuance and evidence of satisfactory distribution, or the Company and the Guarantors have no reason to believe that such Securities will not be authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution.
     (q) The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act, and, assuming due authorization, execution and delivery by the Trustee, constitutes a

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legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject as to enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law); and the Debt Securities have been duly authorized by the Company, and, when the Debt Securities are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject as to enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
     (r) The Indenture has been duly authorized, executed and delivered by each of TW NY and TWE and assuming due authorization, execution and delivery by the Trustee, constitutes a legal, valid and binding instrument enforceable against each of TW NY and TWE in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject as to enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law); and the Guarantees have been duly authorized by the Guarantors, and, when the Guarantees are executed and delivered in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Guarantors entitled to the benefits of the Indenture, enforceable against the Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject as to enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
     (s) To the knowledge of the Company, Ernst & Young LLP, the Company’s independent registered public accountant firm, reporting upon certain audited or reviewed financial statements and schedules included or incorporated by reference in the Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the financial statements covered by the audit or review, in accordance with the provisions of the Exchange Act and the Act and the respective applicable published rules and regulations thereunder.
     (t) The consolidated financial statements, as amended, and the related notes of the Company incorporated by reference in the Disclosure Package and the Final Prospectus, present fairly in accordance with generally accepted accounting principles in the United States the consolidated financial position of

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the Company as of the dates indicated and the consolidated results of operations of the Company and cash flows of the Company for the periods specified. Such financial statements of the Company have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise noted therein and subject, in the case of interim statements, to normal year-end audit adjustments. The financial statement schedules included or incorporated by reference in the Disclosure Package and the Final Prospectus present fairly in accordance with generally accepted accounting principles the information required to be stated therein. Any supplementary summary financial information or condensed consolidating financial information included or incorporated by reference in the Disclosure Package and the Final Prospectus complies with all applicable accounting requirements and the applicable rules and regulations of the Commission. Any pro forma financial information included or incorporated by reference in the Disclosure Package and the Final Prospectus complies with all applicable accounting requirements and the applicable rules and regulations of the Commission for such pro forma information. Such pro forma financial information has been properly compiled on the pro forma basis or bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.
     (u) None of the Company, TW NY or TWE is an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.
     (v) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. To the knowledge of the Company, the Company’s and each of its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal control over financial reporting.
     (w) The Company and its officers and directors are in compliance in all material respects with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are effective and applicable to the Company and its officers and directors at the Execution Time.

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     (x) Except as described in the Disclosure Package and the Final Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering of Securities contemplated by this Agreement, except for such rights as have been duly waived.
          2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company at the purchase price for the Debt Securities set forth in Schedule I hereto, the principal amount of Debt Securities of each series set forth opposite such Underwriter’s name in Schedule II hereto.
          3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto, which date and time may be postponed to a date not later than five Business Days after such specified date by agreement between the Representatives, acting severally and not jointly and the Company or as provided in Section 8 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in immediately available federal funds (unless another form of payment is specified in Schedule I hereto). Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
          4. Agreements. The Company and the Guarantors agree with the several Underwriters that:
     (a) Prior to the termination of the offering of the Securities, none of the Company, TW NY or TWE will file any amendment to the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Base Prospectus unless the Company or a Guarantor has furnished you a copy for your review a reasonable amount of time prior to filing or will file any such proposed amendment or supplement to which you reasonably object on a timely basis (other than filings of documents pursuant to Section 13(a), 14 or 15(d) under the Exchange Act). Subject to the foregoing sentence, the Company and the Guarantors will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company, TW NY or TWE will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of each series of Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment to the Registration Statement or supplement to the Final

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Prospectus or for any additional information relating to the offering of the Securities, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company, TW NY or TWE of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Each of the Company, TW NY or TWE will use its reasonable efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.
     (b) The Company will prepare a final term sheet, containing solely a description of the Securities, in the form attached hereto as Schedule III and the Company will file such term sheet pursuant to Rule 433(d) within the time required by such Rule. Any such final term sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.
     (c) If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented and will promptly prepare, at its own expense, an amendment or supplement.
     (d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company and the Guarantors promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment, supplement or new registration statement which will correct such statement or omission or effect such compliance.
     (e) As soon as practicable, the Company and the Guarantors will make generally available to their respective security holders and to the Representatives an earnings statement or statements of each of the Company, TW NY and TWE and their respective subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.
     (f) If and to the extent specified in Schedule I, each of the Company, TW NY and TWE will use its reasonable efforts to cause the Securities to be duly

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authorized for listing or trading on a securities exchange or inter-dealer quotation system and to be registered under the Exchange Act.
     (g) The proceeds of the offering of the Securities will be applied as set forth in the Disclosure Package and the Final Prospectus.
     (h) The Company, TW NY and TWE will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of any Preliminary Final Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.
     (i) The Company and the Guarantors will pay and bear all costs and expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), the Base Prospectus, any Preliminary Final Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus, and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (ii) the preparation, printing and distribution of this Agreement, the Indenture, the Securities, any Blue Sky Survey and any Legal Investment Survey, (iii) the delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s and the Guarantors’ counsel and the accountants required hereby to provide “comfort letters,” (v) the qualification of the Securities under the applicable securities laws in accordance with Section 4(j) and any filing for review of the offering with the Financial Industry Regulatory Authority (“FINRA”), including filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with any Blue Sky Survey and any Legal Investment Survey, (vi) any fees charged by rating agencies for rating the Securities, (vii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, in connection with the Indenture and the Securities, (viii) any expenses and listing fees in connection with the listing of the Securities, (ix) the cost and charges of any transfer agent or registrar and (x) the costs of qualifying the Securities with The Depository Trust Company.
     (j) The Company and the Guarantors will arrange, if necessary, for the qualification of each series of Securities for distribution, offering and sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of such series of Securities and will arrange for the determination of the legality of the Securities for purchase by institutional investors; provided, however, that none of the Company, TW NY or TWE shall be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(j), (ii) file any general

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consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject.
     (k) The Company agrees that, unless it obtains the prior written consent of the Representatives, which consent will not be unreasonably withheld or delayed, and each Underwriter, severally and not jointly, agrees with the Company that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus, other than the final term sheet prepared and filed pursuant to Section 4(b) hereto or a Free Writing Prospectus that contains only the preliminary terms of the Securities or their offering or information that is included in the Preliminary Final Prospectus or the final term sheet; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule IV hereto. Any such free writing prospectus consented to by the Representatives or the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
     (l) The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1).
     (m) The Company shall comply with the terms of any lock-up agreement specified in Schedule I hereto with respect to sales and dispositions of underwritten Securities.
     (n) In connection with the offering of the Securities, until the Representatives on behalf of the Underwriters shall have notified the Company of the completion of the resale of the Securities, neither the Company nor any of its controlled subsidiaries has or will, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its controlled subsidiaries has a beneficial interest, any Securities or attempt to induce any person to purchase any Securities; and neither it nor any of its controlled subsidiaries will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Securities.
          5. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company and the Guarantors contained herein as of the Execution Time and the Closing Date, to the accuracy in all material respects of the statements of the Company and the Guarantors made in any certificates pursuant to the provisions hereof, to the performance by each of

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the Company, TW NY and TWE of its obligations hereunder, to the due execution and delivery of the Indenture, to the absence of any event or condition which would give you the right to terminate this Agreement and to the following additional conditions:
     (a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 4(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or proceedings therefor initiated or threatened by the Commission.
     (b) At the Closing Date, the Company shall have furnished to you the opinion of the General Counsel to the Company, or an Associate or Deputy General Counsel to the Company that practices in the area of corporate and securities law, dated the Closing Date, substantially in the form of Exhibit A hereto.
     (c) At the Closing Date, the Company shall have furnished to you the opinion and statement of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Company and the Guarantors, each dated the Closing Date, substantially in the form of Exhibit B and C hereto, respectively.
     (d) The Representatives shall have received from counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto), any Issuer Free Writing Prospectus and other related matters as the Representatives may reasonably require, and the Company and the Guarantors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (e) (1) The Company shall have furnished to the Representatives a certificate of the Company, signed by any two officers who are an Executive or Senior Vice President of the Company, dated the Closing Date, to the effect that the signers of such certificate have examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments to any of the foregoing and this Agreement and that:
     (i) the representations and warranties of the Company, TW NY and TWE in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and each of the Company, TW NY and TWE has complied

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with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
     (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
     (iii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus, the Company has made all filings with the Commission and announcements, in either case required to be made by the Act or the Exchange Act.
     (2) TW NY shall have furnished to the Representatives a certificate of TW NY, signed by any two officers who are Vice Presidents of TW NY, dated the Closing Date, to the effect that the signers of such certificate have examined the Registration Statement, the Final Prospectus, the Disclosure Package and any supplement or amendments thereto and that the representations and warranties of TW NY in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and TW NY has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.
     (3) TWE shall have furnished to the Representatives a certificate of TWE, signed by any two officers, one of whom is an Executive or Senior Vice President of TWE, dated the Closing Date, to the effect that the signers of such certificate have examined the Registration Statement, the Final Prospectus, the Disclosure Package and any supplement or amendments thereto and that the representations and warranties of TWE in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and TWE has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.
     (f) The Representatives shall have received from Ernst & Young LLP, independent registered public accounting firm for the Company at the Execution Time and at the Closing Date, letters, dated as of the Execution Time and as of the Closing Date as the case may be in form and substance reasonably satisfactory to the Representatives, confirming that they are independent auditors with respect to the Company within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited, unaudited and pro forma financial statements, as applicable, and certain financial

15

information contained or incorporated by reference in the Registration Statement, the Preliminary Final Prospectus and the Final Prospectus.
     (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any decrease or increase specified in the letter or letters referred to in paragraph (f) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the business (including the results of operations or management) or properties of the Company and its subsidiaries taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the reasonable judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of any series of Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
     (h) Except as disclosed in the Disclosure Package and the Final Prospectus, subsequent to the Execution Time, (i) there shall not have been any downgrade in the credit ratings of any of the Company’s, TW NY’s or TWE’s debt securities by Moody’s Investor Service, Inc. or Standard & Poor’s Ratings Group, and (ii) none of the Company, TW NY or TWE shall have been placed under special surveillance, with negative implications, by Moody’s Investor Service, Inc. or Standard & Poor’s Ratings Group.
     (i) Prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
          If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives and such cancellation shall be without liability of any party to any other party, except to the extent provided in Sections 4 and 6. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
          6. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company, TW NY or TWE to perform any agreement

16

herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company and the Guarantors will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of one counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
          7. Indemnification and Contribution. (a) Each of the Company, TW NY and TWE agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Final Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that none of the Company, TW NY or TWE will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company, TW NY or TWE by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company, TW NY or TWE may otherwise have.
          (b) Each Underwriter severally agrees to indemnify and hold harmless each of the Company, TW NY and TWE, each of their respective directors, each of their respective officers, and each person who controls the Company, TW NY and TWE within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company, TW NY and TWE to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company, TW NY and TWE by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. Each of the Company, TW NY and TWE acknowledges that (i) the statements set forth in any Preliminary Final Prospectus and Final Prospectus in (1) the last paragraph of the cover page regarding the delivery of the

17

Securities and, under the heading “Underwriting”, (2) the list of Underwriters and their respective participation in the sale of the Securities, (3) the sentences related to concessions and reallowances and (4) the paragraph related to stabilization, syndicate covering transactions and penalty bids and (ii) any information expressly furnished by the Underwriters for inclusion in any Issuer Free Writing Prospectus appearing on Schedule IV, which Issuer Free Writing Prospectuses shall not include the final term sheets, the form of which appears in Schedule III.
          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including separate local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (it being understood, however, that in connection with such action, the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, representing the indemnified parties who are parties to such action or actions), (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which any indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action)

18

unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnifying party shall be liable for any settlement or compromise of, or consent to the entry of judgment with respect to, any claim, action, suit or proceeding affected, without its consent, which consent shall not be unreasonably withheld or delayed.
          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, TW NY, TWE and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, the Guarantors and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, TW NY and TWE on one hand, and by the Underwriters, on the other hand, from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, TW NY, TWE and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the Company, TW NY or TWE on the one hand, or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company, TW NY or TWE within the meaning of either the Act or the Exchange Act, each officer of the Company, TW NY or TWE and each director of the Company, TW NY or TWE

19

shall have the same rights to contribution as the Company and the Guarantors, subject in each case to the applicable terms and conditions of this paragraph (d).
          8. Default by an Underwriter. If any one or more Underwriters shall fail on the Closing Date to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions for each of the Debt Securities which such Underwriter failed to purchase which the principal amount of the Debt Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of such Debt Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all of the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company and the Guarantors. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives and the Company shall determine in order that the required changes in the Disclosure Package and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Guarantors and any nondefaulting Underwriter for damages occasioned by its default hereunder.
          9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company’s common stock or any of the Company’s, TW NY’s or TWE’s debt securities shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on such exchange shall have been suspended or limited or minimum or maximum prices shall have been established on such exchange, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission or any other governmental authority, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any new outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of a series of Securities as contemplated by the Final Prospectus (exclusive of any amendment or supplement thereto). If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Sections 4(i), 6 and 7.

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          10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, TW NY or TWE or any of their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company, TW NY and TWE, or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 4(i), 6 and 7 hereof shall survive the termination or cancellation of this Agreement.
          11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed and confirmed to them, at the address specified in Schedule I hereto; or, if sent to the Company, TW NY or TWE, will be mailed, delivered or telefaxed to (212) 364-8459 and confirmed to it at 60 Columbus Circle, New York, New York 10023, attention of General Counsel.
          12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.
          13. Third Party Beneficiaries. This Agreement constitutes an agreement solely among the parties hereto, and, except as expressly provided in the last sentence of Section 7(d), is not intended to and shall not confer any rights, remedies, obligations or liabilities, legal or equitable, on any person other than the parties hereto and their successors or assigns or otherwise constitute any person a third party beneficiary under or by reason of this Agreement.
          14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.
          15. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
          16. No Fiduciary Duty. Each of the Company, TW NY and TWE hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, TW NY and TWE on the one hand, and the Underwriters and any affiliate through which any such Underwriter may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company, TW NY and TWE and (c) each of the Company’s, TW NY’s and TWE’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company, TW NY and TWE agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the

21

Company on related or other matters). Each of the Company, TW NY and TWE agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, TW NY or TWE, in connection with such transaction or the process leading thereto.
          17. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, TW NY, TWE and the Underwriters, or any of them, with respect to the subject matter hereof.
          18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
          19. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.
     “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Applicable Time” shall mean 5:18 p.m. (Eastern Time) on March 23, 2009.
     “Base Prospectus” shall mean the prospectus referred to in Section 1, paragraph (a), above contained in the Registration Statement at the Effective Date, as amended and supplemented to the Closing Date.
     “Business Day” shall mean any day on which the New York Stock Exchange is open for trading.
     “Commission” shall mean the U.S. Securities and Exchange Commission.
     “Disclosure Package” shall mean (i) the Base Prospectus, as amended and supplemented to the Execution Time, (ii) the Preliminary Final Prospectus, (iii) the final term sheet prepared pursuant to Section 4(b), in the form attached hereto as Schedule III and any other Issuer Free Writing Prospectuses identified on Schedule IV and (iv) any other Free Writing Prospectus that each of the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
     “Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

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     “Final Prospectus” shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.
     “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
     “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus as defined in Rule 433.
     “Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Base Prospectus.
     “Registration Statement” shall mean the registration statement referred to in Section 1, paragraph (a), above, including incorporated documents, exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.
     “Rule 158”, “ Rule 163”, “Rule 164”, “Rule 172”, “Rule 401”, “Rule 405”, “Rule 424”, “Rule 430B”, “Rule 433”, “Rule 456” and “Rule 457” refer to such rules or regulations under the Act.
     “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, TW NY, TWE and the several Underwriters.

Very truly yours, TIME WARNER CABLE INC.
By:	/s/ Matthew Siegel
	Name:	Matthew Siegel
	Title:	Senior Vice President & Treasurer

TW NY CABLE HOLDING INC.
By:	/s/ Matthew Siegel
	Name:	Matthew Siegel
	Title:	Senior Vice President & Treasurer

TIME WARNER ENTERTAINMENT, COMPANY, L.P.
By:	/s/ Matthew Siegel
	Name:	Matthew Siegel
	Title:	Senior Vice President & Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

BANC OF AMERICA SECURITIES LLC
By:	/s/ Peter J. Carbone
	Name:	Peter J. Carbone
	Title:	Vice President

CITIGROUP GLOBAL MARKETS INC.
By:	/s/ Brian D. Bednarski
	Name:	Brian D. Bednarski
	Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.
By:	/s/ Ritu Ketkar
	Name:	Ritu Ketkar
	Title:	Director

By:	/s/ Scott Flieger
	Name:	Scott Flieger
	Title:	Managing Director

UBS SECURITIES LLC
By:	/s/ Spencer Haimes
	Name:	Spencer Haimes
	Title:	Executive Director Debt Capital Markets

By:	/s/ Christopher Fernando
	Name:	Christopher Fernando
	Title:	Associate Director Debt Capital Markets

WACHOVIA CAPITAL MARKETS, LLC
By:	/s/ Carolyn C. Hurley
	Name:	Carolyn C. Hurley
	Title:	Vice President

For themselves and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

SCHEDULE I
A. 7.500% Notes Due 2014

Registration Statement:	No. 333-151671

Representatives:	Banc of America Securities LLC
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
UBS Securities LLC
Wachovia Capital Markets, LLC

Title:	7.500% NOTES DUE 2014

Principal amount:	$1,000,000,000

CUSIP number:	88732J AR9

Interest rate:	7.500%

Interest accrual date:	March 26, 2009

Interest payment dates:	April 1 and October 1 of each year, beginning on October 1, 2009

Date of maturity:	April 1, 2014

Denominations:	Minimum of $2,000 and integral multiples of $1,000 in excess of $2,000

Purchase price (includes accrued interest or amortization, if any):	99.184%

Proceeds to the Company:	$991,840,000

Initial public offering price:	99.534%

Sinking fund provisions:	None

Redemption provisions:	Optional redemption, at any time in whole or from time to time in part, at the Company’s option, at a redemption price equal to the greater of (i) 100% of the principal amount of the 7.500% Notes Due 2014 to be redeemed, and (ii) the sum of the present values of the Remaining Scheduled Payments, as defined in the Prospectus, discounted to the redemption date, on a semi-annual basis, assuming a 360 day year consisting of twelve 30 day months, at the Treasury Rate, as defined in the Prospectus, plus 50 basis points, plus, in each case, accrued interest to the date of redemption that has not been paid.

Closing Date, Time and Location:	March 26 at 10 a.m. at the offices of Shearman & Sterling LLP

Lock-up Agreement:	None

Issuer Free Writing Prospectuses:	The final term sheet prepared and filed by the Company pursuant to Section 4(b)

Address for Notice:	Banc of America Securities LLC One Bryant Park, NY1-100-18-03 New York, NY 10036 Attention: High Grade Transaction Management/Legal Fax: (646) 855-5958

Citigroup Global Markets Inc. 388 Greenwich Street New York, NY 10013 Attention: General Counsel Fax: (212) 816-7912

Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005 Attention: Investment Grade Debt Syndicate Desk, 3rd Floor Fax: (212) 797-2201

UBS Securities LLC 677 Washington Blvd Stamford CT 06901 Attention Fixed Income Syndicate Fax: (203) 719-0495

Wachovia Capital Markets, LLC One Wachovia Center 301 S. College Street Charlotte, NC 28288-0613 Attention: Transaction Management Department Fascimile: 704-383-9165

Other terms:	Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Debt Securities, severally represents to and agrees with the Company that (i) in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it and each such affiliate have not made and will not make an offer of Debt Securities to the public in that Relevant Member State other than (A) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (B) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; (C) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Representatives; or (D) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Debt Securities shall require the Company, Guarantors or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of Debt Securities to the public” in relation to any Debt Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Debt Securities to be offered so as to enable an investor to decide to purchase or subscribe the Debt Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State; (ii) it and each such affiliate (A) (1) have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the debt securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantors; in each case, only to (a) persons who are outside the United Kingdom or (b) investments professionals falling with Article 19(5) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (c) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order; and (B) have complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the debt securities in, from or otherwise involving the United Kingdom; (iii) it and each such affiliate have not (A) offered or sold and will not offer or sell in Hong Kong the Debt Securities by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (3) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong); and (B) issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Debt Securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Debt Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder; (iv) it and each such affiliate have not offered or sold and will not offer or sell any securities, directly or indirectly, in Japan or to or for the account of, any resident of Japan or Japanese corporation, except (A) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (B) in compliance with any other applicable requirements of Japanese law; and (v) it and each such affiliate have not circulated and distributed and will not circulate or distribute the Disclosure Package and the Final Prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Debt Securities and have not offered or sold and will not offer or sell the Debt Securities, and have not made and will not make the Debt Securities the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (A) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (B) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (C) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA. Where the Debt Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (A) a corporation (which is not an accredited investor as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (B) a trust (where the Trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the Debt Securities pursuant to an offer made under Section 275 of the SFA except: (A) to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on the terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA; (B) where no consideration is or will be given for the transfer; or (C) where the transfer is by operation of law.

SCHEDULE I
B. 8.250% Notes Due 2019

Registration Statement:	No. 333-151671

Representatives:	Banc of America Securities LLC
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
UBS Securities LLC
Wachovia Capital Markets, LLC

Title:	8.25% NOTES DUE 2019

Principal amount:	$2,000,000,000

CUSIP number:	88732J AS7

Interest rate:	8.250%

Interest accrual date:	March 26, 2009

Interest payment dates:	April 1 and October 1 of each year, beginning on October 1, 2009

Date of maturity:	April 1, 2019

Denominations:	Minimum of $2,000 and integral multiples of $1,000 in excess of $2,000

Purchase price (includes accrued	98.898%
interest or amortization, if any):

Proceeds to the Company:	$1,977,960,000

Initial public offering price:	99.348%

Sinking fund provisions:	None

Redemption provisions:	Optional redemption, at any time in whole or from time to time in part, at the Company’s option, at a redemption price equal to the greater of (i) 100% of the principal amount of the 8.250% Notes Due 2019 to be redeemed, and (ii) the sum of the present values of the Remaining Scheduled Payments, as defined in the Prospectus, discounted to the redemption date, on a semi-annual basis, assuming a 360 day year consisting of twelve 30 day months, at the Treasury Rate, as defined in the Prospectus, plus 50 basis points, plus, in each case, accrued interest to the date of redemption that has not been paid.

Closing Date, Time and Location:	March 26, 2009 at 10 a.m. at the offices of Shearman & Sterling LLP

Lock-up Agreement:	None

Issuer Free Writing Prospectuses:	The final term sheet prepared and filed by the Company pursuant to Section 4(b)

Address for Notice:	Banc of America Securities LLC One Bryant Park, NY1-100-18-03 New York, NY 10036 Attention: High Grade Transaction Management/Legal Fax: (646) 855-5958

Citigroup Global Markets Inc. 388 Greenwich Street New York, NY 10013 Attention: General Counsel Fax: (212) 816-7912

Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005 Attention: Investment Grade Debt Syndicate Desk, 3rd Floor Fax: (212) 797-2201

UBS Securities LLC 677 Washington Blvd Stamford CT 06901 Attention Fixed Income Syndicate Fax: (203) 719-0495

Wachovia Capital Markets, LLC One Wachovia Center 301 S. College Street Charlotte, NC 28288-0613 Attention: Transaction Management Department Fascimile: 704-383-9165

Other terms:	Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Debt Securities, severally represents to and agrees with the Company that (i) in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it and each such affiliate have not made and will not make an offer of Debt Securities to the public in that Relevant Member State other than (A) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (B) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; (C) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Representatives; or (D) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Debt Securities shall require the Company, Guarantors or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of Debt Securities to the public” in relation to any Debt Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Debt Securities to be offered so as to enable an investor to decide to purchase or subscribe the Debt Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State; (ii) it and each such affiliate (A) (1) have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the debt securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantors; in each case, only to (a) persons who are outside the United Kingdom or (b) investments professionals falling with Article 19(5) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (c) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order; and (B) have complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the debt securities in, from or otherwise involving the United Kingdom; (iii) it and each such affiliate have not (A) offered or sold and will not offer or sell in Hong Kong the Debt Securities by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (3) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong); and (B) issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Debt Securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Debt Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder; (iv) it and each such affiliate have not offered or sold and will not offer or sell any securities, directly or indirectly, in Japan or to or for the account of, any resident of Japan or Japanese corporation, except (A) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (B) in compliance with any other applicable requirements of Japanese law; and (v) it and each such affiliate have not circulated and distributed and will not circulate or distribute the Disclosure Package and the Final Prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Debt Securities and have not offered or sold and will not offer or sell the Debt Securities, and have not made and will not make the Debt Securities the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (A) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (B) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (C) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA. Where the Debt Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (A) a corporation (which is not an accredited investor as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (B) a trust (where the Trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the Debt Securities pursuant to an offer made under Section 275 of the SFA except: (A) to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on the terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA; (B) where no consideration is or will be given for the transfer; or (C) where the transfer is by operation of law.

SCHEDULE II
A. 7.500% Notes Due 2014

Principal Amount
Underwriters	to be Purchased
Banc of America Securities LLC	$62,400,000
Citigroup Global Markets Inc.	62,400,000
Deutsche Bank Securities Inc.	62,400,000
UBS Securities LLC	62,400,000
Wachovia Capital Markets, LLC	62,400,000
Barclays Capital Inc.	52,000,000
BNP Paribas Securities Corp.	52,000,000
Calyon Securities (USA) Inc.	52,000,000
Daiwa Securities America Inc.	52,000,000
Fortis Securities LLC	52,000,000
Goldman, Sachs & Co.	52,000,000
Greenwich Capital Markets, Inc.	52,000,000
HSBC Securities (USA) Inc.	52,000,000
J.P. Morgan Securities Inc.	52,000,000
Mitsubishi UFJ (USA), Inc.	52,000,000
Mizuho Securities USA Inc.	52,000,000
Morgan Stanley & Co. Incorporated	52,000,000
Scotia Capital (USA) Inc.	52,000,000
Blaylock Robert Van, LLC	4,000,000
Cabrera Capital Markets, LLC	4,000,000
The Williams Capital Group, L.P.	4,000,000

Total	$1,000,000,000

SCHEDULE II
B. 8.250% Notes Due 2019

Principal Amount
Underwriters	to be Purchased
Banc of America Securities LLC	$124,800,000
Citigroup Global Markets Inc.	124,800,000
Deutsche Bank Securities Inc.	124,800,000
UBS Securities LLC	124,800,000
Wachovia Capital Markets, LLC	124,800,000
Barclays Capital Inc.	104,000,000
BNP Paribas Securities Corp.	104,000,000
Calyon Securities (USA) Inc.	104,000,000
Daiwa Securities America Inc.	104,000,000
Fortis Securities LLC	104,000,000
Goldman, Sachs & Co.	104,000,000
Greenwich Capital Markets, Inc.	104,000,000
HSBC Securities (USA) Inc.	104,000,000
J.P. Morgan Securities Inc.	104,000,000
Mitsubishi UFJ (USA), Inc.	104,000,000
Mizuho Securities USA Inc.	104,000,000
Morgan Stanley & Co. Incorporated	104,000,000
Scotia Capital (USA) Inc.	104,000,000
Blaylock Robert Van, LLC	8,000,000
Cabrera Capital Markets, LLC	8,000,000
The Williams Capital Group, L.P.	8,000,000

Total	$2,000,000,000

SCHEDULE III
TIME WARNER CABLE INC.
FINAL TERM SHEET
Dated: March 23, 2009

Issuer:	Time Warner Cable Inc. (the “Issuer”)

Guarantors:	Time Warner Entertainment Company, L.P. and TW NY Cable Holding Inc.

Security:	7.500% Notes Due 2014

Size:	$1,000,000,000

Maturity:	April 1, 2014

Coupon (Interest Rate):	7.500%

Yield to Maturity:	7.613%

Spread to Benchmark Treasury:	T + 595 basis points

Benchmark Treasury:	1.875% due February 28, 2014

Benchmark Treasury Price and Yield:	Price: 101-00

Yield: 1.663%

Interest Payment Dates:	April 1 and October 1 of each year, beginning on October 1, 2009

Redemption Provisions:	Redeemable at any time and from time to time at the option of the Issuer, in whole or in part, at the greater of (i) 100% of the principal amount and (ii) the sum of the present values of the Remaining Scheduled Payments discounted to the redemption date, on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 50 basis points.

Price to Public:	99.534%

Settlement Date:	March 26, 2009

CUSIP Number:	88732J AR9
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting

EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free Banc of America Securities LLC at 1-800-294-1322, Citigroup Global Markets Inc. at 1-877-858-5407, Deutsche Bank Securities Inc. at 1-800-503-4611, UBS Securities LLC at 1-877-827-6444 ext 561-3884 or Wachovia Capital Markets, LLC at 1-800-326-5897.

SCHEDULE III
TIME WARNER CABLE INC.
FINAL TERM SHEET
Dated: March 23, 2009

Issuer:	Time Warner Cable Inc. (the “Issuer”)

Guarantors:	Time Warner Entertainment Company, L.P. and TW NY Cable Holding Inc.

Security:	8.250% Notes Due 2019

Size:	$2,000,000,000

Maturity:	April 1, 2019

Coupon (Interest Rate):	8.250%

Yield to Maturity:	8.347%

Spread to Benchmark Treasury:	T + 570 basis points

Benchmark Treasury:	2.750% due February 15, 2019

Benchmark Treasury Price and Yield:	Price: 100-28+

Yield: 2.647%

Interest Payment Dates:	April 1 and October 1 of each year, beginning on October 1, 2009

Redemption Provisions:	Redeemable at any time and from time to time at the option of the Issuer, in whole or in part, at the greater of (i) 100% of the principal amount and (ii) the sum of the present values of the Remaining Scheduled Payments discounted to the redemption date, on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 50 basis points.

Price to Public:	99.348%

Settlement Date:	March 26, 2009

CUSIP Number:	88732J AS7
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting

EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free Banc of America Securities LLC at 1-800-294-1322, Citigroup Global Markets Inc. at 1-877-858-5407, Deutsche Bank Securities Inc. at 1-800-503-4611, UBS Securities LLC at 1-877-827-6444 ext 561-3884 or Wachovia Capital Markets, LLC at 1-800-326-5897.

SCHEDULE IV
Issuer Free Writing Prospectus
None.

EXHIBIT A
FORM OF OPINION OF DEPUTY GENERAL COUNSEL
(i)	Each of the Company and TW NY has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the State of Delaware, with the corporate power and authority to own its property and conduct its business as described in the Disclosure Package and the Final Prospectus and each of the Company and TW NY is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise (a “Material Adverse Effect”);

(ii)	TWE has been duly organized and is a limited partnership validly existing and in good standing under the law of the State of Delaware, with the partnership power and authority to own its property and conduct its business as described in the Disclosure Package and the Final Prospectus and TWE is duly qualified to transact business as a foreign limited partnership and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect;

(iii)	Each of the Company’s significant subsidiaries, as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act of 1933, as amended (each, a “Significant Non-Guarantor Subsidiary” and together, the “Significant Non-Guarantor Subsidiaries”), has been duly incorporated or, in the case of partnerships or limited liability companies, duly organized and is validly existing as a corporation, a partnership or a limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, with the power and authority to own its property and to conduct its business as described in the Disclosure Package and the Final Prospectus and is duly qualified to transact business as a foreign corporation, partnership or limited liability company, as the case may be, and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect;

(iv)	Except as described in the Disclosure Package and the Final Prospectus, the Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Final Prospectus and, all of the outstanding capital stock or partnership interests, as the case may be, of the Guarantors is owned, directly or indirectly, by the Company free and clear of all liens, encumbrances, equities or claims;

(v)	Except as described in the Disclosure Package and the Final Prospectus, all of the capital stock, partnership interests and membership interests in each Significant Non-Guarantor Subsidiary that is a corporation, partnership or a limited liability company, as the case may be, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances or claims;

(vi)	Except as set forth in the Disclosure Package and the Final Prospects, to such counsel’s best knowledge, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator, involving the Company, the Guarantors or any of its or their subsidiaries or any of their property that (i) would have a material adverse effect on the consummation of the sale of the Debt Securities or (ii) would have a Material Adverse Effect;

(vii)	Each of the Underwriting Agreement and the Indenture have been duly authorized, executed and delivered by each of the Company, TW NY and TWE;

(viii)	The issuance and sale of the Debt Securities by the Company, the issuance of the Guarantees by the Guarantors, the compliance by the Company and each Guarantor with all of the provisions of the Underwriting Agreement, the Indenture, the Debt Securities and the Guarantees and the performance of their obligations thereunder do not and will not (i) conflict with, result in a breach or default, or the imposition of any lien, charge or encumbrance on any property of the Company or the Guarantors under, any indenture, mortgage or loan agreement or any other agreement or instrument known to such counsel to which the Company or any Guarantor is a party or by which any of them may be bound or to which any of their properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), (ii) violate or conflict with any existing applicable law, rule or regulation (except for such violations or conflicts that would not have a Material Adverse Effect and other than the securities laws or blue sky laws of various jurisdictions) or (iii) violate or conflict with any judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over the Company or any Guarantor or any of their properties (except for such violations or conflicts that would not have a Material Adverse Effect);

(ix)	No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made is required by the Company and the Guarantors under any applicable law for the issuance or sale of the Debt Securities and the Guarantees or the performance by the Company and the Guarantors of their obligations under the Underwriting Agreement, the Indenture, the Debt Securities and the Guarantees except as may be required under the Exchange Act, and as may be required under the securities laws or blue sky laws of any jurisdiction. For purposes of this opinion, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Delaware or the United States of America; and
(x)	The documents incorporated by reference in the Disclosure Package and Final Prospectus (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), as of the dates they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act, as amended and the rules and regulations thereunder.
As Senior Vice President and Deputy General Counsel of the Company, such counsel has reviewed and participated in the preparation of the Registration Statement, the Disclosure Package and the Final Prospectus, including the documents that are incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus. In examining the Registration Statement, the Disclosure Package and the Final Prospectus, such counsel has necessarily assumed the correctness and completeness of the statements made or included therein by the Company and the Guarantors, including the documents incorporated by reference therein and take no responsibility therefor. However, in the course of the preparation by the Company and the Guarantors of the Registration Statement, the Disclosure Package and the Final Prospectus, including the documents incorporated by reference therein, such counsel has participated in conferences with certain officers of, and accountants for, the Company and the Guarantors with respect thereto, and such counsel’s examination of the Registration Statement, the Disclosure Package and the Final Prospectus, including the documents incorporated by reference therein and such counsel’s participation in the above-mentioned conferences did not disclose any information which gave such counsel reason to believe that: (i) the Registration Statement (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference and each Statement of Eligibility (Form T-1) included as an exhibit to the Registration Statement, as to which such counsel expresses no such belief), at the time the Registration Statement became effective and at the Execution Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) as of 5:18 PM on March 23, 2009 (the “Applicable Time”), the Disclosure Package (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, as to which such counsel expresses no such belief), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) the Final Prospectus as of its date or at the Closing Date (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, as to which such counsel expresses no such belief) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

EXHIBIT B
FORM OF OPINION OF PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
1.	Each of the Company and TW NY has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware. TWE is duly organized, validly existing as a limited partnership and is in good standing under the laws of the State of Delaware.

2.	Each of the Company and the Guarantors has all necessary corporate or partnership, power and authority, as the case may be, to execute, deliver and perform its obligations under the Underwriting Agreement, the Indenture, the Debt Securities and the Guarantees and to own and hold its properties and conduct its business as described in the Disclosure Package and the Registration Statement and Final Prospectus.

3.	The Debt Securities have been duly authorized and executed by the Company. The Debt Securities, when duly authenticated by the Trustee, and duly issued and delivered by the Company against payment as provided in the Underwriting Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that the enforceability of the Debt Securities may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Debt Securities, when issued and delivered, will conform in all material respects to the description contained in the Disclosure Package and the Final Prospectus under the captions “Description of Debt Securities and the Guarantees” and “Description of the Notes.”

4.	Each Guarantor has duly authorized its guarantee of the Debt Securities (each, a “Guarantee”). When the Debt Securities are duly issued and delivered by the Company against payment as provided in the Underwriting Agreement, the Guarantee of each Guarantor will be a valid and legally binding obligation of each such Guarantor, enforceable against each such Guarantor in accordance with its terms, except that enforceability of the Guarantee may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Guarantees, when issued and delivered, will conform in all material respects to the description contained in the Disclosure Package and the Final Prospectus under the captions “Description of Debt Securities and the Guarantees” and “Description of the Notes.”

5.	The Indenture has been duly authorized, executed and delivered by the Company and each Guarantor. The Indenture is a valid and legally binding obligation of the

Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except that the enforceability of the Indenture may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Indenture conforms in all material respects to its description thereof contained in the Disclosure Package and the Final Prospectus under the captions “Description of Debt Securities and the Guarantees” and “Description of the Notes.” The Indenture has been duly qualified under the Trust Indenture Act.
6.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.

7.	The statements in the Disclosure Package and the Final Prospectus under the heading “Certain Material U.S. Federal Income Tax Consequences,” to the extent that they constitute summaries of United States federal law or regulation or legal conclusions, have been reviewed by us and fairly summarize the matters described under that heading in all material respects.

8.	The Registration Statement, the Disclosure Package and the Final Prospectus, as of their respective effective or issue times, appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission under the Act (the “Rules and Regulations”), except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from any of them and each Form T-1, as to which such counsel expresses no opinion.

9.	Such counsel does not know of any contract or other document which is required to be filed as an exhibit to the Registration Statement by the Act or the Rules and Regulations which has not been so filed or incorporated by reference as an exhibit to the Registration Statement as permitted by the Rules and Regulations.

10.	The issuance and sale of the Debt Securities by the Company, the issuance of the Guarantees by the Guarantors, the compliance by the Company and each Guarantor with all of the provisions of the Underwriting Agreement, the Indenture, the Debt Securities and the Guarantees and the performance of their obligations thereunder do not and will not (i) result in a violation of the Charter Documents, (ii) breach or result in a default under any agreement, indenture or instrument listed as an exhibit to the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 or (iii) violate Applicable Law or any judgment, order or decree of any court or arbitrator known to us, except in the case of clauses (ii) and (iii) above, where the breach, default or violation could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole. For purposes of this letter, the term “Applicable Law” means the General Corporation Law of the State of Delaware (the “GCL”), the Revised Uniform Limited

Partnership Act of the State of Delaware (the “RULPA”), the Delaware Limited Liability Company Act (the “DLLCA”) and those laws, rules and regulations of the United States of America and the State of New York, in each case which in our experience are normally applicable to the transactions of the type contemplated by the Underwriting Agreement, the Indenture, the Debt Securities and the Guarantees except that, “Applicable Law” does not include (i) the anti-fraud provisions of the securities laws of any applicable jurisdiction or (ii) any state securities or Blue Sky laws of the various states.
11.	No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made is required by the Company and the Guarantors under any Applicable Law for the issuance or sale of the Debt Securities and the Guarantees or the performance by the Company and the Guarantors of their obligations under the Underwriting Agreement, the Indenture, the Debt Securities and the Guarantees other than any filing with the Commission on Form 8-K under the Exchange Act. For purposes of this letter, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Delaware or the United States of America.

12.	The Company is not and, after giving effect to the offering and sale of the Debt Securities, and the application of their proceeds as described in the Disclosure Package and the Final Prospectus under the heading “Use of Proceeds,” will not be required to be registered as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

EXHIBIT C
FORM OF SIDE LETTER OF PAUL, WEISS, RIFKIND, WHARTON
& GARRISON LLP
In the course of acting as special counsel to the Company in connection with the offering of the Debt Securities, such counsel has participated in conferences and telephone conversations with officers and other representatives of the Company and the independent registered public accounting firm for the Company during which conferences and conversations the contents of the Registration Statement, the Disclosure Package, the Final Prospectus and related matters were discussed. Based upon such participation (and relying as to factual matters on officers, employees and other representatives of the Company and its subsidiaries) and such counsel’s understanding of the U.S. federal securities laws and the experience such counsel has gained in its practice thereunder, such counsel hereby advises you that its work in connection with this matter did not disclose any information that gave such counsel reason to believe that (i) at the time it became effective and the Execution Time, the Registration Statement (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference and each Form T-1, as to which such counsel expresses no such belief), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of the Applicable Time, the Disclosure Package (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, as to which such counsel expresses no such belief) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) as of its date and the date hereof, the Final Prospectus (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, as to which such counsel expresses no such belief) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.